                               CONSENT OF COUNSEL




         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form SB-2 and to the reference to our firm under the headings "Allied First Bank's Conversion - Effects of the Conversion -- Tax Effects of the Conversion", and "Legal and Tax Opinions" in the Prospectus and proxy statement included in this Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         /s/ Jenkens & Gilchrist, P.C.
                                         -----------------------------
                                             JENKENS & GILCHRIST, P.C.



Washington, D.C.
October 31, 2001